SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 17, 2005

MARKLAND TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-28863	84-1331134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

        88 Royal Little Drive, Providence, RI  02904

 (Address of principal executive offices) (Zip Code)

276 Washington Street, No. 367,  Boston, MA 02108

(Mailing Address)

(617) 973-5104

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

The Board of Directors of Markland Technologies, Inc. does not believe that the current market capitalization of Markland reflects the underlying value of its wholly-owned subsidiary, E- OIR Technologies, Inc. In an effort to maximize shareholder value, on August 17, 2005, Markland sold all of the outstanding stock of EOIR to its majority-owned subsidiary, Technest Holdings, Inc. (TCNH.OB) pursuant to a Stock Purchase Agreement with Technest.  As consideration for our stock of EOIR, Technest issued 12 million shares of its common stock to us, and, as a result, our ownership of Technest increased from 85% to approximately 98% on a primary basis and from 39% to approximately 82% on a fully diluted basis (assuming the conversion of all of Technest’s convertible securities and the exercise of all warrants to purchase Technest common stock).  This reorganization did not result in a change of control of EOIR.  We did not need stockholder consent in order to complete this reorganization. In connection with this reorganization, the Board has declared a stock dividend of $10 million worth of its Technest common stock to Markland common stock holders as more fully described below in Item 8.01.

EOIR offers products and services which include: (i) design and fabrication of customized remote sensor systems and platforms for U.S. Department of Defense, United States intelligence agencies and U.S. Department of Homeland Security applications; (ii) remote sensor data collection, data signal processing and data exploitation; and (iii) training in the use of remote sensor systems and data. We acquired EOIR on June 30, 2004.  EOIR generated 95% of our revenue for fiscal 2004.

Because we continue to own a majority interest in Technest, we will continue to include Technest results in our consolidated financial statements.

The description contained in this item of the transaction contemplated by the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 15, 2005, Gino M. Pereira, our Chief Financial Officer, was elected to our board of directors to fill the vacancy left by the resignation of Kenneth P. Ducey.  Mr. Pereira is party to an employment agreement with us dated January 2, 2005. Mr. Pereira’s employment agreement was filed as Exhibit 99.7 to our Current Report on Form 8-K filed on January 7, 2005 and is incorporated herein by reference.  To date, Mr. Pereira has received an aggregate of $275,000 in cash bonuses.  Prior to becoming our Chief Financial Officer, from August to December 2004, Mr. Pereira provided consulting services to Markland in connection with the preparation of financial statements and other related services. For these services, he received $62,497.

Item 8.01

Other Events

Stock Dividend of Technest Common Stock

In connection with the reorganization described in Item 1.01 above, our board of directors declared a dividend to the holders of our common stock of $10 million worth of shares of Technest common stock that it currently owns, up to a maximum of 2.5 million shares of Technest common stock.  The record date for the dividend is May 1, 2006 and the dividend date is July 5, 2006.  The actual number of shares of Technest common stock to be distributed will be calculated based on a per share price equal to the average closing price of the Technest Stock as reported by the National Association of Securities Dealers Automatic Quotations service for the ten trading days ending June 30, 2006; however, in no event shall the number of shares of the Technest common stock distributed exceed 2.5 million. To illustrate:

If the average closing price of the Technest Stock as reported by the National Association of Securities Dealers Automatic Quotations service for the ten trading days ending June 30, 2006 is:	then the number of shares of Technest common stock that will be distributed to the holders of our common stock will be
$4.00 per share	2,500,000 shares
$10.00 per share	1,000,000 shares
$20.00 per share	500,000 shares

Please note that the table provided above is not a prediction of the future price of Technest common stock.

We will not deliver fractional shares of Technest common stock in connection with this dividend. Following this dividend, we will continue to own a majority of Technest on both primary and fully diluted (assuming the conversion of all of Technest’s convertible securities and the exercise of all warrants to purchase Technest common stock) bases.

Technest will file a registration statement registering these shares prior to the distribution date. This is not an offer to sell these shares, and these shares may not be offered or sold in any state or jurisdiction in which such offer or sale would be unlawful prior to the registration or qualification of such shares under the laws of such state or jurisdiction.

Update on Proposed Financing

In Amendment No. 1 to our registration statement on Form SB-2 filed on August 9, 2005 (File No. 333-126051), we had disclosed a financing transaction that we were contemplating at the time pursuant to which we had planned to raise sufficient financing to repay $8.8 million of our indebtedness to the former owners of EOIR and provide additional working capital as more fully described in Amendment No. 1.  We are no longer actively pursuing this transaction at this time.

Item 9.01

Financial Statements and Exhibits

Markland is not required to provide financial statements for the reorganization discussed in Item 1.01; however, Technest will be filing financial statements related to the reorganization as required by this Item. Please refer to Technest’s SEC filings (Commission File No. 000-27023) for these financial statements.

(c) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement between Technest Holdings, Inc. and Markland Technologies, Inc. dated August 17, 2005.
10.2	Employment Agreement between Markland Technologies, Inc. and Gino M. Pereira, dated January 2, 2005.
99.1	Press release announcing reorganization and stock dividend dated August 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKLAND TECHNOLOGIES, INC.

By:     /s/ Robert Tarini

Robert Tarini

Chief Executive Officer

Date: August 17, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement between Technest Holdings, Inc. and Markland Technologies, Inc. dated August 17, 2005. Filed herewith.
10.2

Employment Agreement between Markland Technologies, Inc. and Gino M. Pereira, dated January 2, 2005.  Filed as Exhibit 99.7 to our Current Report on Form 8-K filed on January 7, 2005 (File No. 000-28863) and is incorporated herein by reference.

99.1	Press Release announcing reorganization and stock dividend dated August 17, 2005. Filed herewith.